Exhibit 99.3

                            JOINT FILERS' SIGNATURES



  /s/ Scott A. Arenare, Warburg Pincus & Co.,
      by Scott A. Arenare (Partner)                                   03/03/2006
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  **Signature of Reporting Person                                       Date



  /s/ Scott A. Arenare, Warburg Pincus LLC,
      by Scott A. Arenare (Managing Director)                         03/03/2006
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  **Signature of Reporting Person                                       Date



  /s/ Scott A. Arenare, Warburg Pincus Partners LLC,
      by Warburg Pincus & Co. (Managing Member),
      by Scott A. Arenare (Partner)                                   03/03/2006
  --------------------------------------------------------------      ----------
  **Signature of Reporting Person                                       Date



 /s/ Scott A. Arenare, Warburg Pincus IX LLC, by Warburg Pincus
     Partners LLC (Sole Member), by Warburg Pincus & Co.
     (Managing Member), by Scott A. Arenare (Partner)                 03/03/2006
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  **Signature of Reporting Person                                       Date



  /s/ Scott A. Arenare, Charles R. Kaye,
      by Scott A. Arenare (attorney-in-fact)                          03/03/2006
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  **Signature of Reporting Person                                       Date



  /s/ Scott A. Arenare, Joseph P. Landy,
      by Scott A. Arenare (attorney-in-fact)                          03/03/2006
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  **Signature of Reporting Person                                       Date